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                           STOCK PURCHASE AGREEMENT

                                By and Between

                        TRANSPACIFIC ENTERPRISES, INC.

                                      and

                              TPG PARTNERS, L.P.

                           dated as of May 17, 1994
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          STOCK PURCHASE AGREEMENT dated as of May 17, 1994 by and between
Transpacific Enterprises' Inc., a corporation organized and existing under the laws of the State of Washington (the "Seller") and TPG Partners, L.P., a Delaware limited partnership ("Buyer").

          In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. Definitions. In addition to the other terms defined elsewhere herein, as used in this Agreement the following terms have the meanings indicated:

          "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power, alone or together with others, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

          "AWA" means America West Airlines, Inc., a Delaware corporation, that is currently operating pursuant to Chapter 11 of the Bankruptcy Code, as amended.

          "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. as in effect from time to time.

          "Bankruptcy Court" means the United States Bankruptcy Court for the District of Arizona.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City, New York are authorized or obligated by law to close or any day on which the New York Stock Exchange shall be closed.
















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          "Case" means the reorganization case of AWA under
Chapter 11 of the Bankruptcy Code which is pending in the Bankruptcy Court, Case No. 91-07505-PHX-RGM.

          "Closing" has the meaning specified in Section 2.1 of this Agreement.

          "Closing Date" has the meaning specified in Section 2.1 of this Agreement.

          "Common Stock" means the common stock, par value $0.25 per share, of AWA.

          "Governmental Authority" means any governmental or quasi-governmental authority, including, without limitation, any Federal, foreign, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

          "Lien" means any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

          "Officers' Certificate" means, except as otherwise provided herein, with respect to any Person (other than an individual), a certificate signed by any two of the chief executive officer, chief financial officer, chief operating officer, chief accounting officer or any vice president of such Person or by any one of such officers and by the secretary or assistant secretary of such Person.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other agency or political subdivision thereof.

          "Plan" means the Plan of Reorganization under Chapter 11 of the Bankruptcy Code in connection with the Case that was filed with the Bankruptcy Court on May 17, 1994 jointly by AWA and AmWest Partners, L.P.

          "Preferred Stock" means the Series C 9.75% preferred stock, par value $0.25 per share, of AWA.
















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          "Purchase Price" means $7,283,976.80.

          "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, in each case as amended from time to time.

          "Stock" means the Common Stock and Preferred Stock to be purchased by the Buyer pursuant to this Agreement.


                                  ARTICLE II

                               PURCHASE OF STOCK

          SECTION 2.1. Purchase of Stock. On the terms and subject to the conditions herein set forth, Seller shall sell, assign and transfer to the Buyer, and the Buyer shall purchase from the Seller, 1,884,438 shares of Common Stock and $500,000 face amount of Preferred Stock. The purchase of the Stock (the "Closing") shall occur three full Business Days following the day on which all of the conditions to Closing set forth in Article IV hereof have been satisfied or waived in accordance with the terms hereof or at such other date as the Seller and the Buyer may agree. The date on which the Closing is to occur is herein referred to as the "Closing Date." The Closing shall take place at the offices of Arnold & Porter, 1200 New Hampshire Avenue, N.W., Washington, D.C. or at such other location as the Seller and the Buyer may agree. The purchase of the Stock contemplated hereby shall be made at the Closing by the Seller delivering to the Buyer a certificate or certificates evidencing the Stock in definitive form together with stock powers executed in blank.

          SECTION 2.2. Payment of Purchase Price. The Purchase Price for the Stock totals $7,283,976.80, which represents the sum of (i) $6,783,976.80 for the Common Stock to be sold by the Seller and purchased by the Buyer hereunder ($3.60 per share times 1,884,438 shares) and (ii) $500,000 for the Preferred Stock to be sold by the Seller and purchased by the Buyer hereunder. At the Closing, the Buyer shall pay to the Seller in immediately available funds by wire transfer to the account designated by the Seller $6,783,976.80, which represents (i) the Purchase Price minus (ii) a deposit of $500,000 made heretofore by the Buyer, receipt of which is hereby acknowledged by the Seller.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of the Seller. In order to induce the Buyer to enter into this Agreement and purchase the Stock, the Seller hereby represents














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and warrants to, and covenants and agrees with, the Buyer as follows:

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, with full power and authority to execute, deliver and perform its obligations under this Agreement, including all documents executed or to be executed in connection herewith, and to sell and assign the Stock to the Buyer. This Agreement and all documents executed or to be executed in connection herewith have been duly and validly authorized, executed and delivered by the Seller. Neither the execution, delivery and performance of this Agreement by the Seller, nor the sale and assignment of the Stock to the Buyer hereunder, violates, has resulted or will result in a breach of any of, or constitutes a default (or an event which with or without notice and/or lapse of time would constitute a default) under, the Seller's organizational documents or by-laws, or any agreement or instrument to which the Seller is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to it. This Agreement and all documents executed or to be executed in connection herewith are the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally, moratorium laws from time to time in effect, and by equitable principles restricting the availability of equitable remedies.

          (b) The Seller is the sole legal and beneficial owner and holder of the Stock and has good and marketable title thereto, free and clear of any Liens. The Seller has not, directly or indirectly, pledged, encumbered, assigned, transferred, conveyed, disposed of or terminated, in whole or in part, any of its right, title and interest in and to the Stock, or granted any right to acquire or dispose or vote, such Stock, except to the Buyer hereunder. Upon the delivery of and payment for the Stock hereunder, the Seller will deliver to the Buyer good and marketable title thereto, free and clear of all Liens. As of the date hereof, the Seller and all Affiliates of the Seller own in the aggregate 3,768,876 shares of Common Stock and $1,000,000 face amount of Preferred Stock.

          (c) The Seller has not entered into any contract, arrangement or understanding with any Person which will result in the obligation of the Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.




















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          (d)  No form of general solicitation or general advertising including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Seller or any of its representatives in connection with the sale of the Stock.

          (e) Except for certain consents of AWA required pursuant to those certain Stock Purchase and Sale Agreements between AWA and the Seller dated as of October 9, 1985 and July 31, 1987, which consents have been obtained, no registration or filing with, notice to, or consent or approval of, or other action by, any Governmental Authority or any other party is required in connection with the execution, delivery and performance of this Agreement by the Seller or the sale and assignment by the Seller of the Stock hereunder.

          (f) No proceedings are pending or, to the best of Seller's knowledge, threatened against or affecting the Seller, before any Governmental Authority, which, singly or in the aggregate, could adversely affect any action taken or to be taken by the Seller under this Agreement.

          (g) The Seller is a sophisticated seller with respect to the Stock, has adequate information concerning the business and financial condition of AWA and the status of the Case to make an informed decision regarding the sale of the Stock, and has independently and without reliance upon Buyer made its own analysis and decision to enter into this Agreement, except that the Seller has relied upon the representations, warranties, covenants and agreements of the Buyer expressly set forth in this Agreement. The Seller acknowledges that the Buyer has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Seller acknowledges that the assignment and transfer of the Stock by the Seller to the Buyer is irrevocable, and that the Seller shall have no recourse to the Buyer except with respect to remedies resulting from breaches of this Agreement or as otherwise expressly set forth herein. The Buyer is not an agent for the Seller. The Seller is aware that the consideration received hereunder for the sale of the Stock may differ both in kind and in amount from any distributions made pursuant to the Plan or any other plan of reorganization confirmed by the Bankruptcy Court in the Case, or in any succeeding cases under Chapter 7 of the Bankruptcy Code.

          (h)  The Seller acknowledges that the Buyer and/or its Affiliates
(i) has agreed to purchase certain securities of AWA in connection with the Plan, (ii) may purchase certain claims against AWA which would be entitled to participate in the Plan


















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and (iii) has negotiated certain transactions with AWA, and that, as a result of the foregoing actions and otherwise, the Buyer may possess material non-public information regarding AWA not known to the Seller (the "Buyer Excluded Information"). The Seller agrees that the Buyer shall have no liability to the Seller with respect to non-disclosure of the Buyer Excluded Information, except to the extent of any breach by the Buyer of its representations, warranties, covenants and agreements set forth in this Agreement.

          SECTION 3.2 Representations and Warranties of the Buyer. In order to induce the Seller to enter into this Agreement and to sell the Stock to the Buyer as contemplated hereunder, the Buyer hereby represents and warrants to, and covenants and agrees with, the Seller as follows:

          (a) The Buyer (i) is an accredited investor as defined in Regulation D under the Securities Act, or (ii) by reason of its business and financial experience, and the business and financial experience of those Persons, if any, retained by it to advise it with respect to its investment in the Stock to be acquired by it hereunder, the Buyer together with such advisors has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and is purchasing the Stock for its own account (and/or on behalf of managed accounts that are purchasing for their own account) and with no present intention of (i) distributing or (ii) reselling the Stock other than pursuant to a registration statement under the Securities Act or an exemption thereunder; provided, however, that the foregoing shall not constitute a restriction on the Buyer's ability to dispose of its assets, such ability being at all times within its control. The Buyer is a sophisticated buyer with respect to the Stock, has adequate information concerning the business and financial condition of AWA and the status of the Case to make an informed decision regarding the purchase of the Stock, and has independently and without reliance upon Seller made its own analysis and decision to enter into this Agreement, except that the Buyer has relied upon the representations, warranties, covenants and agreements of the Seller expressly set forth in this Agreement. The Buyer acknowledges that the Seller has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

          (b) The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under this Agreement, including all documents executed or to be executed in connection herewith. This Agreement and all documents executed or to be executed in connection herewith have been duly and validly authorized,

















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executed and delivered by the Buyer.  Neither the execution, delivery and performance of this Agreement by the Buyer, nor the purchase of the Stock by the Buyer hereunder, violates, has resulted or will result in a breach of any provision of, or constitutes a default (or an event which with or without notice and/or lapse of time would constitute a default) under, the Buyer's organizational documents or any agreement or instrument to which the Buyer is a party or by which it is bound, or any statute, order, rule or regulation of any court or other governmental authority applicable to it. This Agreement and all documents executed or to be executed in connection herewith are the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally, moratorium laws from time to time in effect, and by equitable principles restricting the availability of equitable remedies.

          (c) No registration or filing with, notice to, or consent or approval of, or other action by, any Governmental Authority or any other party, is required in connection with the execution, delivery and performance of this Agreement by the Buyer or the purchase by the Buyer of the Stock.

          (d) The Buyer has not entered into any contract, arrangement or understanding with any Person which will result in the obligation of the Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

          (e) No proceedings are pending or, to the best of the Buyer's knowledge, threatened against or affecting the Buyer before any Governmental Authority, which, singly or in the aggregate, could adversely affect any action taken or to be taken by the Buyer under this Agreement.

          (f) The Buyer acknowledges that the Seller may possess material non-public information regarding AWA not known to the Buyer (the "Seller Excluded Information"). The Buyer agrees that the Seller shall have no liability to the Buyer with respect to non-disclosure of the Seller Excluded Information, except to the extent of any breach by the Seller of its representations, warranties, covenants and agreements set forth in this Agreement.























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                                  ARTICLE IV

                        CONDITIONS PRECEDENT TO CLOSING

          SECTION 4.1. Conditions Precedent to Obligations of the Parties Hereto. The respective obligations of each party to effect the purchase and sale of the Stock as contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

          (a) Neither the Seller nor the Buyer shall be subject to any writ, order, decree or injunction of a court of competent jurisdiction which prohibits or restricts the consummation of the purchase and sale of the Stock as contemplated hereby.

          (b) Each party shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any Person pursuant to any law, statute, regulation or rule (Federal, state, local and foreign), or pursuant to any agreement, order or decree to which such person is a party or to which it is subject, in connection with the transactions contemplated by this Agreement.

          SECTION 4.2. Conditions Precedent to Obligations of the Buyer on the Closing Date. The obligation of the Buyer to purchase the Stock as contemplated hereby is subject to the satisfaction by the Seller or waiver by the Buyer of the following conditions, at or prior to the Closing:

          (a) The representations and warranties made by the Seller herein shall be true and correct in all material respects on and as of the date hereof and at and as of the Closing Date, as if made on and as of such date, and the Seller shall have complied with and performed all covenants, agreements and conditions contained herein and in any other document contemplated hereby required to be complied with or performed by it at or prior to the Closing, and the Buyer shall have received an Officers' Certificate of the Seller to the foregoing effect dated as of the Closing Date. The Buyer also shall have received an Officers' Certificate of the Seller dated as of the Closing Date, certifying approval of the execution, delivery and performance by the Seller into this Agreement and the transactions contemplated hereby and attaching copies of any resolutions of the shareholders, Board of Directors or any committee(s) of the Seller, if any, required for such approval.

          (b) The purchase of the Stock by the Buyer hereunder shall not at the Closing be prohibited by, or contrary to, any laws, regulations, credit controls (whether voluntary or mandatory) or similar restraints applicable to the Buyer, shall not be subject to reserve requirements, shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to,
















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any injunction, order or decree applicable to the Buyer, shall not subject the
Buyer to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by the laws and regulations of the jurisdiction to which Buyer is subject.

          SECTION 4.3. Conditions Precedent to obligations of the Seller on the Closing Date. The obligation of the Seller to sell the Stock to the Buyer as contemplated hereby is subject to the satisfaction by the Buyer or waiver by the Seller of the condition, at or prior to the Closing, that the representations and warranties made by the Buyer herein shall be true and correct in all material respects on and as of the date hereof and at and as of the Closing Date as if made on and as of such date, and the Buyer shall have complied with and performed all covenants, agreements and conditions contained herein and in any other document contemplated hereby required to be complied with or performed by it at or prior to the Closing.


                                   ARTICLE V

                                   COVENANTS

          SECTION 5.1. Covenants of the Parties Hereto. The Seller covenants and agrees with the Buyer, and the Buyer covenants and agrees with the Seller, as follows:

          (a) Consents and Approval. Each party hereto agrees to use its best efforts to cause all conditions to the obligations of the parties hereunder to be satisfied and to obtain or cause to be obtained prior to the Closing Date all necessary consents and approvals to the performance of the obligations of the parties under this Agreement.

          (b) Filings; Other Action. Subject to the terms and conditions herein provided, the Seller and the Buyer shall use their best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

          (c) Public Announcements. The Buyer and the Seller will consult with each other before issuing any press release or otherwise making any public statement with respect to the exchange of securities contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.



















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          SECTION 5.2.  Covenants of the Seller.  The Seller covenants and agrees with Buyer as follows:

          (a) Except in connection with the transactions contemplated hereby, unless and until this Agreement shall have been terminated in accordance with its terms for any reason, from the date hereof until the effectiveness of the Plan or any other plan or reorganization submitted in the Case, neither the Seller nor any of its Affiliates shall, directly or indirectly, through one or more transactions or acting in concert with one or more Persons, (i) take any action to solicit, initiate submission of or encourage proposals or offers from any Person relating to any acquisition, purchase or control of or holding of proxies, options or warrants for, any capital stock of AWA or any securities exchangeable for or convertible into the capital stock of AWA or
(ii) acquire, purchase, control or hold proxies, options or warrants for, any capital stock of AWA or any securities exchangeable for or convertible into the capital stock of AWA.

          (b) Unless and until this Agreement shall have been terminated in accordance with its terms for any reason, the Seller shall not sell, exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any shares of the Stock, nor grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner the Stock.

          (c) The Seller agrees that it will indemnify and hold harmless Buyer from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions incurred or alleged to have been incurred by the Seller or any Person acting on behalf of the Seller in connection with the sale of the Stock.

          SECTION 5.3. Covenants of the Buyer. The Buyer covenants and agrees with Seller as follows:

          (a) If the closing shall have occurred, the Buyer agrees that any amount that the Buyer shall receive as dividends on the Preferred Stock payable in respect of the period commencing on the date when dividends were last paid on the Preferred Stock through May 3, 1994 (the "TPE Preferred Stock Dividend") shall be remitted promptly to the Seller and pending such remittance shall be held in trust on behalf of the Seller. The Buyer shall keep the Seller apprised of any information that it receives from AWA regarding the status of the payment of dividends on the Preferred Stock. At the expense of the Buyer, the Buyer shall prosecute in the Case any claim of the holder of the Preferred Stock for the payment of dividends with respect to the Preferred Stock; provided, however, that if the Seller desires to assume such prosecution of any such claim it shall


















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notify the Buyer, and thereafter shall have the right at its own expense to assume the prosecution of such claim.

          (b) The Seller has a "Claim" (as that term is defined in the Bankruptcy Code) which it currently estimates at approximately $700,000 as to which a proof of claim was not submitted in the Case (the "TPE Claim"). The Buyer agrees to discuss with AWA on behalf of the Seller a proper quantification of the TPE Claim and thereafter to use its best efforts to cause the TPE Claim to be treated as an "Allowed Claim" (as that term is defined in the Plan) under the Case notwithstanding the passage of any bar date for the submission or resolution of the TPE Claim.


                                  ARTICLE VI

                          TERMINATION AND ABANDONMENT

          SECTION 6.1. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual consent of the Seller and the Buyer, in which event the Seller shall promptly return to the Buyer its deposit of $500,000;

          (b) by either the Seller or the Buyer if the purchase and sale of the Stock contemplated hereby shall not have been consummated on or before May 31, 1994, which date may be extended by mutual consent of Seller and Buyer (the "Termination Date"). In the event of any such termination, the Seller shall promptly return to the Buyer its deposit of $500,000 unless the failure to consummate the purchase and sale of the Stock by the Termination Date shall result from a breach by the Buyer of its representations, warranties, covenants or agreements under this Agreement, which breach has not been cured prior to the Termination Date; or

          (c) by either the Seller or the Buyer, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the exchange of the securities contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable, in which event the Seller shall promptly return to the Buyer its deposit of $500,000.

          SECTION 6.2. Procedure and Effect of Termination. In the event of termination and abandonment of this Agreement pursuant to this Article VI, written notice thereof shall

















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forthwith be given to the other party and this Agreement shall terminate without further action by any of the parties hereto.

          SECTION 6.3. Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article VI, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any intentional breach of this Agreement and except as contemplated in Section 6.1 with respect to the return or the retention of the Buyer's deposit, as the case may be.


                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.1. Survival of Representations and Covenants. The respective representations, warranties and covenants of the parties hereto contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties of the parties hereto contained herein and in such certificates and documents shall survive the execution and delivery of this Agreement and the Closing hereunder until the third anniversary of the Closing Date.

          SECTION 7.2.  Indemnification by Buyer and Seller.

          (a) The Seller agrees to indemnify, defend and hold the Buyer and its officers, directors, trustees, employees, agents and controlling persons (collectively, the "Buyer Indemnities") harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred by or threatened against the Buyer Indemnities or any of them (including, without limitation, reasonable attorneys' fees and expenses), which are caused by, or in any way result from or relate to, the Seller's breach of any of the representations, warranties, covenants or agreements of the Seller set forth in this Agreement.

          (b) The Buyer agrees to indemnify, defend and hold the Seller and its officers, directors, partners, trustees, employees, agents and controlling persons (collectively, the "Seller indemnities") harmless from and against any and all expenses, losses, claims, damages and liabilities which are incurred or threatened against the Seller Indemnities or any of them (including, without limitation, reasonable attorneys' fees and expenses), which are caused by, or in any way result from or relate to, the Buyer's breach of any of the representations,

















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warranties, covenants or agreements of the Buyer set forth in this Agreement.

          SECTION 7.3. Confidentiality. Each party agrees that from and after the Closing Date it shall not disclose the Purchase Price or the basis on which it was calculated, to any person or entity, except (i) as may be required by law or regulation, or by an order, judgment or decree of a court or other governmental authority of competent jurisdiction, or (ii) with the consent of the other party, or (iii) to such party's employees, partners, agents, attorneys, representatives, officers, trustees, directors, accountants and investment advisors.

          SECTION 7.4. Specific Performance. The parties acknowledge and agree that the breach of this Agreement by the Seller would cause irreparable damage to the Buyer and that the Buyer does not and will not have an adequate remedy at law. Therefore, the obligations of the Seller under this Agreement, including without limitation its obligation to sell the Stock to the Buyer, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which the Buyer may have under this Agreement or otherwise.

          SECTION 7.5. Successors and Assigns. This Agreement, including, without limitation, the representations, warranties, covenants and agreements contained herein (i) shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns and transferees, and
(ii) shall be binding upon and enforceable against the parties hereto and their respective successors, assigns and transferees.

          SECTION 7.6. Further Assurances. Each of the parties hereto agrees to execute and deliver, or cause to be executed and delivered, all such instruments, and to take all such action, as the other party may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

          SECTION 7.7. Costs and Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall bear its own costs and expenses (including but not limited to attorneys' fees and expenses) in connection with the transactions contemplated hereby.

          SECTION 7.8. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of



















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which together shall constitute one agreement binding all of the parties hereto.

          SECTION 7.9.  Amendments; Waivers.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Seller and the Buyer, and no waiver of any provision of this Agreement, nor consent to any departure by the Seller or the Buyer therefrom, shall be effective unless it is in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of either party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each party provided herein and in other related documents (i) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, and (ii) are not conditional or contingent on any attempt by such party to exercise any of its rights under any other related document against the other party or any other entity.

          SECTION 7.10. Governing Law; Trial by Jury. This Agreement shall be construed and the obligation of the parties hereunder shall be determined in accordance with the laws of the State of Delaware (without regard to any conflict of laws provisions thereof). THE BUYER AND THE SELLER EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, OR RELATED TO, OR CONNECTED WITH, THIS AGREEMENT.

          SECTION 7.11. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service or messenger, sent by overnight delivery service, telex, or facsimile transmission, or deposited in the mails, by certified or registered mail, postage prepaid, return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

               (i)  in the case of the Buyer:

                    TPG Partners, L.P.
                    201 Main Street, Suite 2420
                    Forth Worth, Texas  76102

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                    Attention: James G. Coulter
                    Telecopy No.:  (817) 871-4010

                    with a copy to:

                    Richard P. Schifter, Esq.
                    Arnold & Porter
                    1200 New Hampshire Avenue, N.W.
                    Washington, D.C.  20036
                    Telecopy No.:  (202) 872-6720

               (ii) in the case of the Seller:

                    Transpacific Enterprises, Inc.
                    c/o Ansett Industries Australia, Ltd.
                    10881 La Tuna Canyon Road
                    Sun Valley, California  91352
                    Attention:  Gregory R. Quinlan
                    Telecopy No.:  (818) 768-7081

                    with a copy to:

                    Arnold M. Quittner, Esq.
                    Stroock & Stroock & Lavan
                    2029 Century Park East, 18th Floor
                    Los Angeles, California  90067
                    Telecopy No.:  (310) 556-5959


          All demands, requests, consents, notices and communication shall be deemed to have been received if addressed in the manner described above, (i) at the time of actual delivery thereof by hand, by courier service or by facsimile transmission, or (ii) if sent by telex, when a confirmation is received, or (iii) if sent by overnight delivery service, one (1) Business Day after deposit thereof with such delivery service, or (iv) if sent by certified or registered mail, three (3) Business Days after certification or registration thereof.

          SECTION 7.12. Integration. This Agreement, together with any exhibits hereto and any documents delivered or executed on or after the date hereof, constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no representations, warranties or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

          SECTION 7.13. Severability. If any provision of this Agreement or any other agreement or document delivered in

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connection herewith, is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to the extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability or any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

          SECTION 7.14. Captions and Headings. The section captions and headings in this Agreement are for convenience only and are intended to be full or accurate descriptions of the contents thereof. They shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

          SECTION 7.15. Limitation of Liability. The Seller acknowledges and agrees that this Agreement is not executed on behalf of or binding upon any of the trustees, officers, directors, partners or shareholders of the Buyer individually, but are binding only upon the assets and property of the Buyer. With respect to all obligations of the Buyer arising out of this Agreement, the Seller shall look for payment or satisfaction of any claim solely to the assets and property of the Buyer.

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          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                    TRANSPACIFIC ENTERPRISES, INC.



                    By:   /s/ Leslie Hong
                    Name:   Leslie Hong
                    Title:  Secretary


                    TPG PARTNERS, L.P.,
                    a Delaware Limited Partnership


                       By:  TPG Genpar, L.P.
                       By:  TPG Advisors, Inc.



                    By:
                    Name:
                    Title:

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                    TRANSPACIFIC ENTERPRISES, INC.



                    By:
                    Name:
                    Title:



                    TPG PARTNERS, L.P.,
                    a Delaware Limited Partnership


                       By:  TPG Genpar, L.P.
                       By:  TPG Advisors, Inc.



                    By:     /s/ James O'Brien
                    Name:
                    Title:





































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